Exhibit 31(b)
SECTION 302 CERTIFICATION

I, Thomas R. Brugger, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2013 of Sun Bancorp, Inc. (the “registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2014	/s/ Thomas R. Brugger
Thomas R. Brugger Executive Vice President and Chief Financial Officer